Exhibit 10.1

FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
EVO INVESTCO, LLC

This First Amendment to the Second Amended and Restated Limited Liability Company Agreement of EVO Investco, LLC (including the exhibits hereto, this “Amendment”) is effective as of April 21, 2020. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Second Amended and Restated Limited Liability Company Agreement of EVO Investco, LLC, dated May 22, 2018 (together with all schedules, exhibits and annexes thereto, the “LLC Agreement”).

WHEREAS, the Company and its Members previously entered into the LLC Agreement on May 22, 2018, which became effective on May 25, 2018 in connection with the consummation of the initial public offering of the Corporation;

WHEREAS, the Corporation now intends to issue and sell 152,250 shares of its newly designated Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Convertible Preferred Stock”) to certain entities affiliated with MDP (the “Preferred Stock Offering”); and

WHEREAS, in connection with the Preferred Stock Offering, and pursuant to the terms of the LLC Agreement, the Company and the Corporation, together with MDP and Blueapple, desire to amend the LLC Agreement to designate a new series of preferred units titled “Series A Convertible Preferred Units,” with terms in the aggregate substantially equivalent to the Series A Convertible Preferred Stock, and to make other clarifying changes as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Amendment, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                  Amendments of the LLC Agreement.

(a)               Article I of the LLC Agreement is hereby amended by replacing the definition of “Percentage Interests with the following:

““Percentage Interests” means, with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing such Member’s Common Units by the total Common Units of all Members at such time. The Percentage Interest of each Member shall be calculated to the 4th decimal place.”

(b)               Article I of the LLC Agreement is hereby amended by inserting the following in alphabetical order:

““Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.001 per share, of the Corporation.”

(c)               Section 3.02 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Section 3.02 Units. Company Interests shall be represented by Units, or such other securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. As of the Effective Time, the Units will be comprised of a single class of Common Units (with an aggregate of 286,000,000 Common Units being authorized for issuance by the Company). The Company may increase or decrease the number of Common Units authorized for issuance by the Company pursuant to this Agreement at any time to ensure that the number of Common Units authorized is equal to the aggregate number of shares of all classes of common stock then authorized for issuance by the Corporation pursuant to the Corporation’s constituent documents. To the extent required pursuant to Section 3.04(a), the Manager may create one or more classes or series of Common Units or preferred Units solely to the extent such new Common Units or preferred Units are in the aggregate substantially equivalent to a class of common stock of the Corporation or class or series of preferred stock of the Corporation; provided that so long as there are any Members of the Company (other than the Corporation), then no such new class or series of Units may deprive such members of, or dilute or reduce, the pro rata share of all Company Interests they would have received or to which they would have been entitled if such new class or series of Units had not been created except to the extent (and solely to the extent) the Company actually receives cash in an aggregate amount, or other property with a Fair Market Value in an aggregate amount, equal to the pro rata share allocated to such new class or series of Units and the number thereof issued to the Company; provided that the foregoing proviso shall not apply to the Convertible Preferred Units. As long as there are any Members of the Company (other than the Corporation), the Company shall only issue and shall only register the transfer of whole numbers of Units of any class or series of Units then authorized (including the Common Units).”

(d)               The first sentence of Section 3.04 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“The Company shall undertake all actions, including an issuance, reclassification, distribution, division or recapitalization, with respect to the Common Units, to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining the one-to-one ratio, (i) shares of Class A Common Stock issued pursuant to the Corporate Incentive Award Plan that have not vested pursuant to the terms of the Corporate Incentive Award Plan or the terms of any award or similar agreement relating thereto, (ii) treasury stock, (iii) preferred stock or other debt or equity securities (including warrants, options or rights) issued by the Corporation that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of the Company) or (iv) prior to their conversion, any Class A Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.”

(e)               Section 4.01(b)(ii) of the LLC Agreement is hereby amended and restated in its entirety as follows:

“To the extent a Member who holds Common Units otherwise would be entitled, as a result of such units, to receive less than its Percentage Interest of the aggregate amount of Tax Distributions pursuant to this Section 4.01(b) on any given date to which Members who hold Common Units are entitled, as result of holding such units, the Tax Distribution to such Member shall be increased to ensure that all Tax Distributions made to Members, as a result of holding Common Units, pursuant to this Section 4.01(b) are made pro rata in accordance with such Member’s respective Percentage Interests. If, on a Tax Distribution Date, there are insufficient funds on hand to distribute to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled, Tax Distributions pursuant to this Section 4.01(b) shall be made to the Members to the extent of available funds in the following order of priority: (A) first, the amount of Tax Distributions hereunder to which Members that hold Series A Convertible Preferred Units are entitled as a result of holding such units, shall be distributed to such Members pro rata based on the number of Series A Convertible Preferred Units held and (B) thereafter to Members that hold Common Units in accordance with their Percentage Interests. If, on any Tax Distribution Date, less than all of the Tax Distributions to which Members were entitled on any prior Tax Distribution Date have been made (a “Tax Distribution Shortfall”), available funds shall be distributed to reduce (x) first, any Tax Distribution Shortfalls with respect to the Series A Convertible Preferred Units and (y) second, any Tax Distribution Shortfalls with respect to the Common Units, in each case, serially, beginning with the earliest such Tax Distribution Shortfall, until all Tax Distribution Shortfalls have been paid.”

(f)                Section 4.01(b)(v) of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Any and all distributions to a Member pursuant to this Section 4.01(b) shall be treated as advances of, and therefore shall reduce (without duplication) dollar for dollar, any future distributions to such Member pursuant to Section 4.01(a) or Article XIV; provided, however, that no distribution pursuant to this Section 4.01(b) shall be treated as an advance of, and shall not reduce, any distribution made pursuant to the EVO Investco, LLC Certificate of Designations Series A Convertible Preferred Units dated April 21, 2020; provided, further, that no distribution pursuant to this Section 4.01(b) with respect to any Convertible Preferred Units (as defined in the EVO Investco, LLC Certificate of Designations Series A Convertible Preferred Units dated April 21, 2020) shall be treated as an advance of, and shall not reduce, any distribution made to a Member pursuant to Section 4.01(a) or Article XIV (whether in respect of such Member’s Convertible Preferred Units, Common Units (whether or not received in exchange for Convertible Preferred Units), or otherwise).”

(g)               Section 5.02 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Except as otherwise provided in this Agreement, Net Profits, and Net Losses shall be allocated among the Members in a manner such that, after giving effect to the Regulatory Allocations in Section 5.03, the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal proportionately to (i) the distributions that would be made to such Member pursuant to Section 14.02(d) if the Company were dissolved, its affairs wound up, and its assets sold for cash equal to their Book Value, all Company liabilities were satisfied (limited, with respect any nonrecourse liabilities, to the value reflected in the Members' Capital Accounts for the assets securing such nonrecourse liabilities) and the net assets of the Company were distributed in accordance with Section 14.02(d) to the Members immediately after making such allocation, provided, however, that for any allocation year in which Section 6(a)(ii) of the EVO Investco, LLC Certificate of Designations Series A Convertible Preferred Units dated April 21, 2020 is not actually applicable, then the calculation under this Section 5.02(i) shall be made without regard to such Section 6(a)(ii), minus (ii) such Member’s share of Minimum Gain and partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), computed immediately prior to the hypothetical sale of assets.”

(h)               Section 5.04 of the LLC Agreement is hereby deleted in its entirety and any cross references in the LLC Agreement shall hereafter be interpreted to take such deletion into account.

2.                  Designation and Issuance of Series A Convertible Preferred Units. Pursuant to Sections 3.02 and 3.04 of the LLC Agreement, as amended pursuant to this Amendment, and notwithstanding anything in the LLC Agreement to the contrary, the Company hereby designates and creates a series of preferred units of the Company titled the “Series A Convertible Preferred Units” (the “Convertible Preferred Units”), having such powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions as set forth in Exhibit A to this Amendment and is authorized to issue such Convertible Preferred Units to the Corporation subject to a unit purchase agreement in a form satisfactory to the Company. In the event of any conflict between the terms of the Convertible Preferred Units set forth in this Amendment and the terms of the LLC Agreement, the terms of the Convertible Preferred Units set forth in this Amendment shall govern.

3.                  No Other Amendments. Other than as specifically set forth in this Amendment, the LLC Agreement shall continue in full force and effect in accordance with its terms.

4.                  Binding Effect; Intended Beneficiaries. This Amendment shall be binding upon and inure to the benefit of the Members and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

5.                  Counterparts. This Amendment may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

6.                  Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties, and any Member or holder of Units pursuant to this Amendment, by acceptance of the rights and benefits thereof, agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Amendment, the Company Interests, the Units, the Company, the Members, the Manager, or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Amendment or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court. Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 16.05 of the LLC Agreement shall be deemed effective service of process on such Person. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AMENDMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AMENDMENT OR THE MATTERS CONTEMPLATED HEREBY. Any Member or any Person purchasing or otherwise acquiring Units shall be deemed to have notice of and consented to the provisions of this Section 6.

7.                  Severability. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Amendment will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.                  Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Amendment.

9.                  Delivery by Electronic Transmission. This Amendment and any signed agreement or instrument entered into in connection with this Amendment or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Promptly upon the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

10.              Descriptive Headings; Interpretation. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a substantive part of this Amendment. The words “hereof,” “herein” and “hereunder” and words of like import used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. Whenever required by the context, any pronoun used in this Amendment shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Amendment shall be by way of example rather than by limitation. Any statute or laws defined or referred to herein shall include any rules, regulations or forms promulgated thereunder from time to time, and references to such statutes, laws, rules, regulations and forms shall be to such statutes, laws, rules, regulations and forms as they may be from time to time, amended, amended and restated, modified or supplemented, including by succession of comparable statutes, laws, rules, regulations and forms. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof, and shall include all schedules, exhibits and annexes to such agreement, document or instrument. References to the Preamble, Recitals, Articles and Sections are to the Preamble, Recitals, Articles and Sections of this Amendment unless otherwise specified. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Amendment. Wherever a conflict exists between this Amendment and any other agreement, this Amendment shall control but solely to the extent of such Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement effective as of April 21, 2020.

COMPANY:

EVO INVESTCO, LLC, a Delaware limited liability company

By:	EVO Payments, Inc., its Manager

By:	/s/ Steven J. de Groot
Name: Steven J. de Groot
Title: Executive Vice President, General Counsel and Secretary

CORPORATION:

EVO PAYMENTS, INC., a Delaware corporation

By:	/s/ Steven J. de Groot
Name: Steven J. de Groot
Title: Executive Vice President, General Counsel and Secretary

[Signature Page – Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS:

MADISON DEARBORN CAPITAL PARTNERS VI-B, L.P.

By:	Madison Dearborn Partners VI-B, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Vahe A. Dombalagian
Name: Vahe A. Dombalagian
Its: Managing Director

MADISON DEARBORN CAPITAL PARTNERS VI EXECUTIVE-B, L.P.

By:	Madison Dearborn Partners VI-B, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Vahe A. Dombalagian
Name: Vahe A. Dombalagian
Its: Managing Director

[Signature Page – Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement]

MDCP VI-C CARDSERVICES SPLITTER, L.P.

By:	Madison Dearborn Partners VI-B, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Vahe A. Dombalagian
Name: Vahe A. Dombalagian
Its: Managing Director

MDCP CARDSERVICES, LLC

By:	Madison Dearborn Capital Partners VI-B, L.P.
Its:	Controlling Member

By:	Madison Dearborn Partners VI-B, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Vahe A. Dombalagian
Name: Vahe A. Dombalagian
Its: Managing Director

MADISON DEARBORN PARTNERS, LLC

By:	/s/ Vahe A. Dombalagian
Name: Vahe A. Dombalagian
Its: Managing Director

[Signature Page – Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement]

BLUEAPPLE, INC.

By:	/s/ Rafik R. Sidhom
Name: Rafik R. Sidhom
Title: Director

[Signature Page – Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement]

Exhibit A

EVO INVESTCO, LLC

CERTIFICATE OF DESIGNATIONS
SERIES A CONVERTIBLE PREFERRED UNITS

Section 1.          Definitions.

“Certificate of Designations” means this Certificate of Designations, as the same may be amended, supplemented or restated from time to time.

“Class A Common Stock” means the Class A common stock, $0.0001 par value per share, of the Corporation.

“Common Stock Change Event” has the meaning assigned in the Series A Convertible Preferred Stock Certificate of Designations.

“Common Unit Change Event” means a Common Stock Change Event, determined in accordance with the definition of such term but assuming that each reference therein to the Class A Common Stock were instead a reference to the Common Units.

“Common Unit Participating Distribution” has the meaning set forth in Section 5(a).

“Common Units” has the meaning set forth in the LLC Agreement.

“Company” means EVO Investco, LLC, a Delaware limited liability company.

“Conversion Consideration” means, with respect to the conversion of any Series A Convertible Preferred Stock upon a Series A Convertible Preferred Stock Conversion Event, the type and amount of consideration payable to settle such conversion in accordance with the Series A Convertible Preferred Stock Certificate of Designations.

“Conversion Date” has the meaning, with respect to the Optional Conversion of any Series A Convertible Preferred Stock, assigned in the Series A Convertible Preferred Stock Certificate of Designations.

“Convertible Preferred Units” has the meaning set forth in Section 3(a).

“Corporation” means EVO Payments, Inc., a Delaware corporation.

“Distribution Junior Units” means any class or series of Units whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Units with respect to the payment of distributions (without regard to whether or not distributions accumulate cumulatively). Distribution Junior Units includes the Common Units.

“Distribution Parity Units” means any class or series of Units (other than the Convertible Preferred Units) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Units with respect to the payment of distributions (without regard to whether or not distributions accumulate cumulatively).

“Distribution Senior Units” means any class or series of Units whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Units with respect to the payment of distributions (without regard to whether or not distributions accumulate cumulatively).

“First Lien Credit Agreement” means that certain First Lien Credit Agreement, dated as of December 22, 2016, among EVO Payments International, LLC, as borrower, the subsidiaries of the borrower identified therein, as guarantors, SunTrust Bank, as Administrative Agent, Swingline Lender and Issuing Bank, the lenders from time to time party thereto and Citibank, N.A. and Regions Bank, as Co-Syndication Agents, as in effect on March 29, 2020.

“Liquidation Junior Units” means any class or series of Units whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Units with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Units includes the Common Units.

“Liquidation Parity Units” means any class or series of Units (other than the Convertible Preferred Units) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Units with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

“Liquidation Preference” means, with respect to the Convertible Preferred Units, an amount per Convertible Preferred Unit equal to the Series A Convertible Preferred Stock Liquidation Preference.

“Liquidation Senior Units” means any class or series of Units whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Units with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of EVO Investco, LLC, dated as of May 22, 2018, as the same may be further amended, supplemented or restated.

“Manager” has the meaning set forth in the LLC Agreement.

“Optional Conversion” means the conversion of any Series A Convertible Preferred Stock pursuant to an Optional Conversion, as such term is defined in the Series A Convertible Preferred Stock Certificate of Designations.

“Participating Distribution” has the meaning set forth in Section 5(a).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Record Date” means, with respect to any distribution on, or issuance to holders of, Convertible Preferred Units or Common Units, the date fixed (whether by law, contract or the Manager or otherwise) to determine such holders or the holders of Common Units, as applicable, that are entitled to such distribution or issuance.

“Series A Convertible Preferred Stock” means Series A Convertible Preferred Stock, par value $0.0001 per share, of the Corporation.

“Series A Convertible Preferred Stock Certificate of Designations” means the Certificate of Designations establishing the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of the Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on April 21, 2020, as the same may be amended, supplemented or restated from time to time.

“Series A Convertible Preferred Stock Conversion Event” means an Optional Conversion or the conversion of any Series A Convertible Preferred Stock pursuant to a Mandatory Conversion, as such term is defined in the Series A Convertible Preferred Stock Certificate of Designations.

“Series A Convertible Preferred Stock Liquidation Preference” means the Liquidation Preference, as defined in the Series A Convertible Preferred Stock Certificate of Designations, per share of Series A Convertible Preferred Stock.

“Series A Convertible Preferred Stock Regular Dividend” means a Regular Dividend as defined in the Series A Convertible Preferred Stock Certificate of Designations.

“Units” has the meaning set forth in the LLC Agreement.

“Voting Units” has the meaning set forth in the LLC Agreement.

Section 2.      Rules of Construction.

(a)               Generally. For purposes of this Certificate of Designations:

(i)               “or” is not exclusive;

(ii)              “including” means “including without limitation”;

(iii)             “will” expresses a command;

(iv)             the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(v)               a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(vi)             words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(vii)           “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise; and

(viii)            references to currency mean the lawful currency of the United States of America, unless the context requires otherwise.

(b)               Intent with Regard to Series A Convertible Preferred Stock. This Certificate of Designations and the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of the Convertible Preferred Units contained herein are intended to match, as closely as possible, the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of the Series A Convertible Preferred Stock set forth in the Series A Convertible Preferred Stock Certificate of Designations, and the number of Convertible Preferred Units outstanding is intended to equal, at all times, the number of shares of Series A Convertible Preferred Stock then outstanding. The provisions of this Certificate of Designations will be interpreted consistently with such intent. In furtherance of the foregoing, (i) the Manager may amend this Certificate of Designations in its sole discretion to the extent necessary to cause the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of the Convertible Preferred Units to match, as closely as possible, the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of the Series A Convertible Preferred Stock, including any revisions necessary in connection with any changes, modifications or alterations to the Series A Convertible Preferred Stock Certificate of Designations or to reflect any necessary changes in connection with a Common Stock Change Event, (ii) notwithstanding anything to the contrary herein, no distribution pursuant to Section 5 or Section 6 will be declared or paid, and no redemption, repurchase or conversion pursuant to Section 7 or Section 8, will be effected unless (A) the Series A Convertible Preferred Stock Certificate of Designations requires an equivalent distribution, redemption, repurchase or conversion with respect to the Series A Convertible Preferred Stock and (B) contemporaneously with any such distribution, redemption, repurchase or conversion with respect to the Convertible Preferred Units, the proceeds, securities or other property therefrom are distributed to the holders of the Series A Convertible Preferred Stock in compliance with, and in satisfaction of the obligations of the Corporation the Series A Convertible Preferred Stock Certificate of Designations.

Section 3.      The Convertible Preferred Units.

(a)               Designation. Pursuant to Sections 3.02 and 3.04 of the LLC Agreement, the Company hereby designates and creates a series of preferred units of the Company titled the “Series A Convertible Preferred Units” (the “Convertible Preferred Units”).

(b)               Number of Authorized Units. The total authorized number of Convertible Preferred Units is one hundred and fifty two thousand two hundred and fifty (152,250); provided, however that the Manager may (i) reduce the total number of authorized Convertible Preferred Units at any time to a number that is not less than the number of Convertible Preferred Units then outstanding and (ii) increase the total number of authorized Convertible Preferred Units solely to the extent necessary to comply with the requirements of Section 3(c).

(c)               Correspondence. The Company will undertake all actions, including an issuance, reclassification, distribution, division or recapitalization, with respect to the Convertible Preferred Units, to maintain at all times a one-to-one ratio between the number of Convertible Preferred Units owned by the Corporation and the number of outstanding shares of Series A Convertible Preferred Stock, disregarding, for purposes of maintaining the one-to-one ratio, any shares of Series A Convertible Preferred Stock held by the Corporation in treasury. In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems any shares of Series A Convertible Preferred Stock or any shares of Series A Convertible Preferred Stock are converted into shares of Class A Common Stock, following compliance with the requirements of Section 7 and Section 8, as applicable, the Manager will have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases, redemptions or conversions, the Corporation holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase, redemption or conversion) Convertible Preferred Units which (in the good faith determination by the Manager) are in the aggregate substantially equivalent to the shares of Series A Convertible Preferred Stock so issued, transferred, delivered, repurchased, redeemed or converted. The Corporation shall, concurrently with any action taken by the Company pursuant to the requirements of this Section 3(c), contribute the net proceeds (if any) received by the Corporation in respect of the events which gave rise to the Company’s obligation to undertake any action pursuant to the requirements of this Section 3(c) to the equity capital of the Company. The Company will not undertake any subdivision (by any split, distribution, reclassification, recapitalization or similar event) or combination (by reverse split, reclassification, recapitalization or similar event) of the Convertible Preferred Units that is not accompanied by an identical subdivision or combination of Series A Convertible Preferred Stock to maintain at all times a one-to-one ratio between the number of Convertible Preferred Units owned by the Corporation and the number of outstanding shares of Series A Convertible Preferred Stock, unless such action is necessary to maintain at all times a one-to-one ratio between the number of Convertible Preferred Units owned by the Corporation and the number of outstanding shares of Series A Convertible Preferred Stock as contemplated by this Section 3(c).

(d)               Status of Retired Units. Subject to Section 3(b), upon any Convertible Preferred Unit ceasing to be outstanding, such Unit will be deemed to be retired cannot thereafter be reissued as a Convertible Preferred Unit.

(e)               Corporation as Only Holder. The Corporation will be the only holder of any right, title or interest in the Convertible Preferred Units and will have all rights under this Certificate of Designations as the owner of such Convertible Preferred Units.

(f)                Cancellation. Subject to Section 3(c), the Corporation may at any time deliver Convertible Preferred Units to the Company for cancellation. The Manager will cause the Company to promptly cancel all Convertible Preferred Units so surrendered to the Company.

Section 4.      Ranking. NOTWITHSTANDING ANYTHING IN THE LLC AGREEMENT TO THE CONTRARY, OTHER THAN WITH RESPECT TO DISTRIBUTIONS PURSUANT TO SECTION 4.01(B) OF THE LLC AGREEMENT, THE CONVERTIBLE PREFERRED UNITS WILL RANK (A) SENIOR TO (I) DISTRIBUTION JUNIOR UNITS WITH RESPECT TO THE PAYMENT OF DISTRIBUTIONS; AND (II) LIQUIDATION JUNIOR UNITS WITH RESPECT TO THE DISTRIBUTION OF ASSETS UPON THE COMPANY’S LIQUIDATION, DISSOLUTION OR WINDING UP; (B) EQUALLY WITH (I) DISTRIBUTION PARITY UNITS WITH RESPECT TO THE PAYMENT OF DISTRIBUTIONS; AND (II) LIQUIDATION PARITY UNITS WITH RESPECT TO THE DISTRIBUTION OF ASSETS UPON THE COMPANY’S LIQUIDATION, DISSOLUTION OR WINDING UP; AND (C) JUNIOR TO (I) DISTRIBUTION SENIOR UNITS WITH RESPECT TO THE PAYMENT OF DISTRIBUTIONS; AND (II) LIQUIDATION SENIOR UNITS WITH RESPECT TO THE DISTRIBUTION OF ASSETS UPON THE COMPANY’S LIQUIDATION, DISSOLUTION OR WINDING UP.

Section 5.      Participating Distributions.

(a)               Generally. Notwithstanding anything in the LLC Agreement to the contrary, other than with respect to distributions pursuant to Section 4.01(b) of the LLC Agreement, and subject to Section 5(b), no distribution (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Common Units unless, at the time of such declaration and payment, an equivalent distribution is declared and paid, respectively, on the Convertible Preferred Units (such distribution on the Convertible Preferred Units, a “Participating Distribution,” and such corresponding distribution on the Common Units, the “Common Unit Participating Distribution”), such that (i) the Record Date and the payment date for such Participating Distribution occur on the same dates as the Record Date and payment date, respectively, for such Common Unit Participating Distribution and (ii) the kind and amount of consideration payable per Convertible Preferred Unit in such Participating Distribution is the same kind and amount of consideration that would be payable in the Common Unit Participating Distribution in respect of a number of Common Units equal to the number of Common Units that would be issuable (determined in accordance with Section 8) in respect of one (1) Convertible Preferred Unit that is converted in connection with an Optional Conversion of one (1) share of Series A Convertible Preferred Stock with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Unit Participating Distribution not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying based on the separate holders of Series A Convertible Preferred Stock and computed based on the total number of shares of Series A Convertible Preferred Stock held by each such holder on such Record Date).

(b)               Limitations on Participating Distributions. Section 5(a) will not apply to, and no Participating Distribution will be required to be declared or paid in respect of, (1) a Common Unit Change Event, (2) any distribution made pursuant to Section 4.01(b) of the LLC Agreement or (3) any distribution upon the liquidation, dissolution or winding-up of the Company pursuant to Article XIV of the LLC Agreement.

Section 6.      Rights Upon Liquidation, Dissolution or Winding Up.

(a)               Generally. Notwithstanding anything in the LLC Agreement to the contrary, if the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Unit, each Convertible Preferred Unit will entitle the Corporation, as the holder thereof, to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s members, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Unit:

(i)                 the sum of:

(1)               the Liquidation Preference per Convertible Preferred Unit; and

(2)               all unpaid Series A Convertible Preferred Stock Regular Dividends that will have accumulated on a share of Series A Convertible Preferred Stock to, but excluding, the date of such payment; and

(ii)              the amount the Corporation would have received in respect of the number of Common Units that would be issuable upon conversion of one (1) Convertible Preferred Unit that is converted in connection with an Optional Conversion of one (1) share of Series A Convertible Preferred Stock with a Conversion Date of such conversion occurs on the date of such payment.

Upon payment of such amount in full on the outstanding Convertible Preferred Units, the Corporation, as the holder of the Convertible Preferred Units, will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Units and the corresponding amounts payable in respect of all outstanding Liquidation Parity Units, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Units, such assets or funds will be distributed ratably on the Convertible Preferred Units and Liquidation Parity Units in proportion to the full respective distributions to which such Units would otherwise be entitled.

(b)               Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Units are converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 7.      Repurchase and Redemption.

(a)               Generally. Subject to Section 7(b), immediately prior to the time that a share of Series A Convertible Preferred Stock is to be redeemed or repurchased by the Corporation for any reason, the Company will redeem or repurchase, as applicable, an equal number of Convertible Preferred Units for the same type and amount of consideration that is to be paid by the Corporation in satisfaction of the redemption or repurchase of the Series A Convertible Preferred Stock; provided, for the avoidance of doubt, if the Corporation redeems or repurchases such Series A Convertible Preferred Stock in exchange for stock or other securities of the Corporation, the Company will redeem or repurchase such Convertible Preferred Units in exchange for units or other securities of the Company with terms that mirror, as nearly as possible, the terms of such stock or securities of the Corporation, as determined by the Manager in its sole discretion.

(b)               Limitations. Notwithstanding anything to the contrary in this Section 7, but subject to Section 11, the rights of the Corporation, as the holder of the Convertible Preferred Units, to receive payment for the repurchase of Convertible Preferred Units pursuant to this Section 7 are subject to limitation to the same extent as applicable to the holders of Series A Convertible Preferred Stock pursuant to Section 8(b) of the Series A Convertible Preferred Stock Certificate of Designations.

Section 8.      Conversion.

(a)               Generally. Prior to a Common Stock Change Event where the Series A Convertible Preferred Stock is no longer convertible, in whole or in part, into shares of Class A Common Stock or securities exercisable or exchangeable for, or convertible into, shares of Class A Common Stock, each time that shares of Series A Convertible Preferred Stock are converted pursuant to a Series A Convertible Preferred Stock Conversion Event, an equal number of Convertible Preferred Units will automatically convert, without any further action on the part of the Company, the Manager or the Corporation, into the following, and the Company will pay to the Corporation the following immediately prior to the payment of the Conversion Consideration on such shares of Series A Convertible Preferred Stock converted in such Series A Convertible Preferred Stock Conversion Event:

(i)                 with respect to any Conversion Consideration consisting of shares of Class A Common Stock, an equal number of Common Units; and

(ii)              with respect to any Conversion Consideration other than shares of Class A Common Stock, the same type and amount of such Conversion Consideration; provided, for the avoidance of doubt, if such Conversion Consideration consists of stock (other than Class A Common Stock) or other securities of the Corporation, such Convertible Preferred Units shall be converted into units or other securities of the Company with terms that mirror, as nearly as possible, the terms of such stock or securities of the Corporation, as determined by the Manager in its sole discretion.

Section 9.      Voting Rights. The Convertible Preferred Units will constitute Voting Units under the LLC Agreement. Subject to Section 2(b), any amendment of the terms of this Certificate of Designations will be governed by Section 16.03 of the LLC Agreement.

section 10.  status of common units. Each Common Unit delivered upon conversion of on the Convertible Preferred Units will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the person to whom such Common Unit will be delivered).

Section 11.  Legally Available Funds. Without limiting the rights of the Corporation as holder of the Convertible Preferred Units (including pursuant to Section 6), if the Company does not have sufficient funds legally available to fully pay any cash amount otherwise due on the Convertible Preferred Units, then the Company will pay the deficiency promptly after funds thereafter become legally available therefor.

Section 12.  No Other Rights. The Convertible Preferred Units will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the LLC Agreement or as required by applicable law.